EXHIBIT 32

CERTIFICATION PURSUANT TO RULES 13a-14(b) AND 15d-14(b)

OF THE SECURITIES EXCHANGE ACT OF 1934

In connection with the Quarterly Report of Ascendia Brands, Inc. on Form 10-Q for the thirteen weeks ended August 25, 2007, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned officers of Ascendia Brands, Inc., certifies pursuant to 18 U.S.C. Section 1350, that, to his respective knowledge:

1. The Report fully complies with the requirements of section 13(a) and 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Ascendia Brands, Inc.

January 10, 2008

By:	/s/ Steven R. Scheyer
Steven R. Scheyer
President & Chief Executive Officer

By:	/s/ Jack P. Wissman
Jack P. Wissman
Executive Vice President & Chief Financial Officer

A signed original of this written statement has been provided to Ascendia Brands, Inc. and will be retained by Ascendia Brands, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.